EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-122452, 333-33857, 333-34773, 333-39415, 333-43222, 333-45397, 333-52941, 333-55086, 333-58401, 333-95373) and in the Registration Statements on Form S-8 (Nos. 333-127583, 333-22197, 333-42024, 333-62389) of Acacia Research Corporation of our report dated March 12, 2007 relating to the financial statements of Acacia Technologies group, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Orange County, California
March 12, 2007